EXHIBIT 99

JOINT FILER INFORMATION

Name:
Wachovia Corporation
301 South College Street
Charlotte, NC  28288

Designated Filer:
Wachovia Investors, Inc.

Issuer and Ticker Symbol:

Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:
December 23, 2008

Signature:
WACHOVIA CORPORATION

By:  /s/ Frederick W. Eubank II
 Name:  Frederick W. Eubank II
 Title:  Managing Director

Name:
Frederick W. Eubank II
301 South College Street
Charlotte, NC  28288

Designated Filer:
Wachovia Investors, Inc.

Issuer and Ticker Symbol:

Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:
December 23, 2008

Signature:

By: /s/ Frederick W. Eubank II
 Frederick W. Eubank II

Name:
Courtney R. McCarthy
301 South College Street
Charlotte, NC  28288

Designated Filer:
Wachovia Investors, Inc.

Issuer and Ticker Symbol:

Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:
December 23, 2008

Signature:

By: /s/ Courtney R. McCarthy
 Courtney R. McCarthy